United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
_______________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 29, 2008	0-20525053
Date of Report (Date of earliest event reported)	Commission File Number

THEGLOBE.COM, Inc.
(Exact name of registrant as specified in its charter)

Delaware	14-1782422

(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification Number)

110 East Broward Boulevard, Suite 1400
Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)
(954) 769-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRELIMINARY NOTE:

This Report includes forward-looking statements related to theglobe.com, inc. ("theglobe" or the “Company”) that involve risks and uncertainties, including, but not limited to, risks associated with the closing of the Purchase Agreement with The Registry Management Company, LLC, as reported in this Report on Form 8-K. These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com’s future results and business plans, including theglobe’s ability to continue operations as a going concern, please see the Company’s filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Item 1.01 Entry Into Material Definitive Agreement.

In connection with the closing of the Purchase Agreement described in Item 2.01 below, the Company entered into a Master Services Agreement (“Services Agreement”) with Dancing Bear Investments, Inc. (“Dancing Bear”), which is controlled by Michael S. Egan, the Company’s Chief Executive Officer. Under the terms of the Services Agreement, for a fee of $20,000 per month ($240,000 per annum), Dancing Bear will provide personnel and services to the Company so as to enable it to continue its existence as a public company without the necessity of any full-time employees of its own (after an initial transition period that ends December 31, 2008). The Services Agreement has an initial term of one-year and is subject to renewal or early termination under certain events. Services under the Services Agreement include, without limitation, accounting, assistance with financial reporting, accounts payable, treasury/financial planning, record retention and secretarial and investor relations functions.

Item 1.02 Termination Of A Material Definitive Agreement

In connection with the closing of the Purchase Agreement described in Item 2.01, the Company entered into Termination Agreements with each of its executive officers. Pursuant to the Termination Agreements, the Company’s employment agreements with each of Michael S. Egan, Edward A. Cespedes and Robin Segaul Lebowitz, the Chief Executive Officer, President and Vice President of Finance, all dated August 1, 2003, respectively, were terminated. Notwithstanding the termination of these agreements, each of Messrs. Egan, Cespedes and Lebowitz remains as an officer and director of the Company.

Item 2.01 Completion Of Acquisition Or Disposition Of Assets

CLOSING OF SALE OF ASSETS OF TRALLIANCE CORPORATION; ISSUANCE OF SHARES

On September 29, 2008, theglobe closed upon a previously announced Purchase Agreement (the “Purchase Agreement”) dated as of June 10, 2008, by and between theglobe.com, its subsidiary, Tralliance Corporation (“Tralliance”) and The Registry Management Company, LLC ("Registry Management” and “Buyer”), and Tralliance Registry Management Company, LLC (“Tralliance Registry Management”), a wholly-owned subsidiary of Registry Management. In connection with the closing, Registry Management assigned certain of its rights and obligations with respect to the purchased assets of Tralliance to Tralliance Registry Management. Pursuant to the provisions of the Purchase Agreement, theglobe (i) issued two hundred twenty nine million (229,000,000) shares of its common stock (the “Shares”) (the “Share Issuance”) and (ii) sold the business and substantially all of the assets of its subsidiary, Tralliance, to Tralliance Registry Management (the “Asset Sale” and, together with the Share Issuance, the “Sale” or “Purchase Transaction”) for consideration consisting of (i) surrender to theglobe of secured demand convertible promissory notes issued by theglobe and held by the Registry Management in the aggregate principal amount of $4,250,000, together with all accrued and unpaid interest of approximately $1,290,300 through the date of the Closing of the Transaction, (ii) satisfaction of approximately $869,500 in outstanding rent and miscellaneous fees due and unpaid to Registry Management through the date of closing of the Transaction, and (iii) an earn-out equal to 10% of the Tralliance Registry Management’s “net revenue” (as defined) derived from “.travel” names registered by Tralliance Registry Management through May 5, 2015. Registry Management and Tralliance Registry Management are directly or indirectly controlled by Michael S. Egan, our Chairman and Chief Executive Officer and principal stockholder and each of our two remaining Board members has a minority interest in Registry Management.

TERMINATION OF EMPLOYMENT AGREEMENTS

The Purchase Agreement contemplated several ancillary agreements and transactions. These agreements included an Earn-out Agreement pursuant to which the Earn-out would be paid (the “Earn-out Agreement”), and Termination Agreements with each of our executive officers (each a "Termination Agreement"). The minimum earn-out amount payable under the Earn-out Agreement will be at least $300,000 in the first year following closing, increasing by $25,000 in each subsequent year (pro-rated for the final year of the earn-out). Pursuant to the Termination Agreements, the Company’s employment agreements with each of Michael S. Egan, Edward A. Cespedes and Robin Segaul Lebowitz, the Chief Executive Officer, President and Vice President of Finance, all dated August 1, 2003, respectively, were terminated. Notwithstanding the termination of these agreements, each of Messrs. Egan, Cespedes and Ms. Lebowitz remains as an officer and director of the Company.

ENTRY INTO MASTER SERVICES AGREEMENT

In connection with the closing of the Purchase Agreement, the company entered into a Master Services Agreement (“Services Agreement”) with Dancing Bear Investments, Inc., which is controlled by Messr. Egan. Under the terms of the Services Agreement, for a fee of $20,000 per month ($240,000 per annum), Dancing Bear will provide personnel and services to the Company so as to enable it to continue its existence as a public company without the necessity of any full-time employees of its own (after an initial transition period that ends December 31, 2008). The Services Agreement has an initial term of one-year and is subject to renewal or early termination under certain events. Services under the Services Agreement include, without limitation, accounting, assistance with financial reporting, accounts payable, treasury/financial planning, record retention and secretarial and investor relations functions.

After giving effect to the closing of the Purchase Transaction, theglobe has no material operations and no source of revenue other than the Earn-out. The Purchase Transaction is not intended to result in theglobe “going private” and theglobe presently intends to continue as a public company and make all requisite filings under the Securities and Exchange Act of 1934 to remain a public company.

Item 3.02 Unregistered Sales Of Equity Securities.

In connection with the closing of the Purchase Agreement as described in Item 2.01 above, the Company issued two hundred twenty nine million (229,000,000) shares of its common stock (the “Shares”) to The Registry Management Company, LLC (“Buyer”) for the consideration described in Item 2.01 above. After giving effect to the closing of the Transaction and the issuance of the Shares thereunder, Michael S. Egan, our Chief Executive Officer, now beneficially owns 76.69% of our issued and outstanding shares of common stock. The Buyer was granted the right to one demand registration of the Shares exercisable at any time (subject to certain exclusions) after June 10, 2009, as well as, an unlimited number of “piggy-back” registration rights (subject to certain qualifications). The Shares were not registered under applicable securities laws and were sold in reliance on an exemption from such registration. The Buyer of the Shares is an “accredited investor” and the Company believes that the issuance and sale of the Shares qualified for an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits

(a)(b)(c) None

(d) Exhibits

10.1 Purchase Agreement dated as of June 10, 2008 by and between theglobe.com, inc., Tralliance Corporation and The Registry Management Company, LLC (1)
10.2 Earn-out Agreement dated September 29, 2008 by and between theglobe.com, inc. and Tralliance Registry Management Company, LLC.
10.3 Management Services Agreement dated September 29, 2008 with Dancing Bear Investments, Inc.
10.4 Termination Agreement dated September 29, 2008 with Michael Egan
10.5 Termination Agreement dated September 29, 2008 with Edward Cespedes
10.6 Termination Agreement dated September 29, 2008 with Robin Segaul-Lebowitz

________
(1) Incorporated by reference from our Form 8-K filed on June 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2008	theglobe.com, inc.

	By:	/s/ Edward A. Cespedes, President
Edward A. Cespedes, President

EXHIBIT INDEX

10.1 Purchase Agreement dated as of June 10, 2008 by and between theglobe.com, inc., Tralliance Corporation and The Registry Management Company, LLC (1)
10.2 Earn-out Agreement dated September 29, 2008 by and between theglobe.com, inc. and Tralliance Registry Management Company, LLC.
10.3 Management Services Agreement dated September 29, 2008 with Dancing Bear Investments, Inc.
10.4 Termination Agreement dated September 29, 2008 with Michael Egan
10.5 Termination Agreement dated September 29, 2008 with Edward Cespedes
10.6 Termination Agreement dated September 29, 2008 with Robin Segaul-Lebowitz

________
(1) Incorporated by reference from our Form 8-K filed on June 13, 2008.